Exhibit 99.2
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
June 1, 2009	CONTACT:	John M. Mendez
(276) 326-9000
First Community Bancshares Announces Common Stock Offering
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (“First Community”) announced today its intention to commence a public offering of approximately $50 million of its common stock. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3 (File No. 333-153692). First Community expects to use the net proceeds from this offering for general corporate purposes which may include, among other uses, support for organic and opportunistic acquisition-based growth, as well as the repurchase of the preferred stock issued to the U.S. Department of the Treasury (“Treasury”) as part of the TARP Capital Purchase Program. The repurchase of the preferred stock from the Treasury is subject to approval from First Community’s banking regulators.
Sandler O’Neill + Partners, L.P. is acting as the lead book-running manager and Raymond James & Associates is acting as co-manager for the offering. The underwriters will have a 30-day option to purchase up to an additional 15% of the offered amount of common stock from First Community to cover over-allotments, if any.
First Community has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that First Community has filed with the SEC for more complete information about First Community and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (800) 635-6859 or Raymond James and Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, (800) 248-8863.
This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.20 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. provides financial, trust and investment advisory services and insurance products to individuals and commercial customers through 71 locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. First Community’s wealth management group managed assets with a market value of $791 million at March 31, 2009. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
Cautionary Statement Regarding Forward Looking Statements
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s

Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.
SOURCE: FIRST COMMUNITY BANCSHARES, INC.
Contact: First Community Bancshares, Inc.; Analyst Contact: David D. Brown, (276) 326-9000; Investor Relations Contact: Robert L. Schumacher, (276) 326-9000; Sandler O’Neill + Partners, L.P., Syndication Department, (212) 466-7800 or Raymond James & Associates, Inc., (800) 248-8863.